Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-289184 on Form S-8 of our report dated March 10, 2026, relating to the financial statements of Shoulder Innovations, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.
/s/ Deloitte & Touche LLP
Grand Rapids, Michigan
March 10, 2026